PURCHASE AGREEMENT


          THIS PURCHASE AGREEMENT is made as of this 9th day of December, 1996, by and between AEGIS AUTO FINANCE, INC. (the "Seller"), a Delaware corporation having its chief executive office and principal place of business at 525 Washington Boulevard, Jersey City, New Jersey 07310, and ENTERPRISE NATIONAL BANK OF PALM BEACH ( the "Purchaser"), a national banking association having offices at 11811 U.S. Highway One, North Palm Beach, Florida 33408.

W I T N E S S E T H:

          WHEREAS, Seller has underwritten and purchased on an indirect basis, in the ordinary course of its business, certain retail installment sales contracts secured by new and used automobiles, light duty trucks, vans and mini-vans; and

          WHEREAS, Purchaser wishes to purchase certain of such contracts and related rights from the Seller; and

          WHEREAS, Seller and the Purchaser wish to set forth the terms pursuant to which such contracts and related rights are to be sold by the Seller to the Purchaser.

          NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

          1.01 Certain Definitions.     As used in this
Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

           Additional Purchase Price shall have the meaning given such term in Section 2.01(c) of this Agreement.

           Administrative Agent shall mean the Seller or any of its affiliates acceptable to the Purchaser or, if such agent fails or is unable to perform its duties, the Seller.

           Administrative Report shall have the meaning given such term in Section 2.04(E) hereof.

           Advance Rate   shall mean (i) 100% for Insured
Receivables (other than Unboarded Receivables), (ii) 95% for
Uninsured Receivables (other than Unboarded Receivables), and (iii) 80% for Unboarded Receivables.

          "Agreement" shall mean this Purchase Agreement and all amendments hereof and supplements hereto.

          "Assignment" shall mean the document of
assignment, in the form attached to this Agreement as Exhibit A, to be executed by Seller in favor of Purchaser on each Purchase Date with respect to the Receivables and other
Purchased Property being purchased on such day, and all amendments thereof and supplements thereto.

           Available Distribution Amount shall mean, for any Payment Period, all Interest Collections for such period plus all Principal Collections for such period less the Servicing Fee for such period.

           Business Day shall mean any day other than a Saturday, Sunday or a day on which banking institutions are authorized or required by law to close in the state in which the Servicer s principal office is located.

           Cash Purchase Price shall have the meaning given such term in Section 2.01(B) of this Agreement.

          "Cut-Off Date" shall mean, for each Receivable, its Purchase Date (or such other date as may be established by the Purchaser and the Seller).

          "Dealer" shall mean an authorized new or used car dealer who has executed a Dealer Agreement with Seller.

           Dealer Agreements shall mean an agreement between a Dealer and the Seller in substantially the form supplied by the Seller to the Purchaser prior to the initial
Purchase Date.

           Depository Account shall mean the bank account of the Purchaser into which daily collections on the Receivables from the Lock-Box Account (as defined in the Servicing Agreement) shall be deposited by the Servicer pursuant to the Servi cing Agreement and this Agreement.

           Determination Date shall mean the last day of each calendar month.

           Distribution Amount  shall mean, for any Payment
Period, the sum of (i) Principal Collections for such period, (ii) Net Loss Paydowns for such period, and (iii) interest accrued on the Outstanding Balance at the Purchaser
Interest Rate during such period.

           Financed Vehicle shall mean, with respect to any Receivable, the Vehicle that was purchased pursuant to such Receivable and which serves as collateral for such Receivable.

           Insured Receivable shall mean any Receivable which is covered by the RDI Policy.

           Interest Collections shall mean all collections of interest on the Receivables received by the Servicer during the related Payment Period.

           LIBOR shall mean an interest rate per annum equal to the rate of interest per annum at which deposits in U.S. dollars are offered for a period of one (1) month and which appears as of 11:00 a.m., London time, on the date of determination thereof (i) on the Bloomberg Quote Service, or
(ii) if such page on such service ceases to display such information, such other page as may replace it on that service for the purpose of displaying of such information, or (iii) if such rate does not appear on the Bloomberg Quote Service, then the rate quoted on the Telerate page 3751 or Reuters Screen Page LIBO (as selected by Seller) as such rate, or (iv) if such page on such service ceases to display such information, such other page as may replace it on that service for the purpose of displaying such information, or
(v) if that service ceases to display such information, the determination shall be made on the basis of the rates which are available from a recognized source mutually acceptable to Seller and Purchaser. For purposes of this Agreement, LIBOR for each Payment Period shall be determined on the first Business Day of such period and shall be reset on the first Business Day of each subsequent calendar month in such Payment Period.

           Liquidated Receivable shall mean (i) for Insured Receivables, any Receivable liquidated by the Servicer through the sale of the related Vehicle, or otherwise, and for which a claim has been filed under the RDI Policy and all other reasonably anticipated recoveries, including those from insurance policies other than the RDI policy, have been received by the Servicer and (ii) for Uninsured Receivables, any Receivable liquidated by the Servicer through the sale of the related Vehicle and for which all reasonably anticipated recoveries, including those from insurance policies, have been received by the Servicer.

           Lock-box Account shall have the meaning specified in the Servicing Agreement.

           Net Loss  shall mean, for any Liquidated
Receivable, the product of (i) the unpaid principal balance of the Receivable at the time the Net Loss is computed and
(ii) the Advance Rate for such Receivable.

           Net Loss Paydowns shall mean an amount equal to the sum of the Net Losses realized during the associated
Payment Period.

           Obligor shall mean, with respect to any Receivable, any and all purchasers, co- purchasers, co-signers or other Persons obligated to make payments on such Receivable (other than a Dealer or the Seller).

           Outstanding Balance shall mean, for any date for which such amount is determined, the aggregate Cash Purchase Price of all Receivables less all payments of Principal Collections, all voluntary repurchases pursuant to Section
7.01 hereof, all mandatory repurchases pursuant to Section
7.02 hereof, and Net Loss Paydowns transferred to the Purchaser before such date.

           Payment Date shall mean the twentieth (20th) day of the calendar quarter immediately following a Payment
Period (if such day is not a Business Day, then such Payment
Date shall be the Business Day next succeeding such agreed-upon day).

           Payment Period shall mean the first day through and including the last day of the calendar quarter immediately preceding a Payment Date. The first Payment
Period shall commence on the initial Purchase Date and end on February 28, 1997.

           Person shall mean any natural person or any other legal entity, including without limitation any trust, corporation, limited liability company, partnership, firm, government, or government agency.

           Principal Collections shall mean all collections of principal and all other recoveries of principal on the Receivables received by the Servicer during the related Payment Period, except for purposes of computing the Distribution Amount, in which case, Principal Collections shall mean for each Receivable the product of its Advance Rate times all collections of principal and all other recoveries of principal received by the Servicer with respect to such Receivables during the related Payment Period.

           Purchase Date shall mean any Business Day on which any Receivables are purchased by the Purchaser hereunder.

           Purchase Documents shall mean this Agreement, the Assignments, the Servicing Agreement, the Servicing
Agreement Addendum and all other agreements, assignments, certificates, powers of attorneys, consents, notices, financing statements, instruments and other documents which may be now or hereafter executed by or on behalf of the Seller in connection with the transactions contemplated by this Agreement.

           Purchased Property shall mean, collectively, any and all Receivables and other property which are transferred hereunder by Seller to Purchaser on any and all Purchase
Dates pursuant to Section 2.01(A) hereof.

          "Purchaser" shall mean Enterprise National Bank of
Palm Beach, a national banking association, and its successors and assigns.

           Purchaser Interest Rate shall mean the rate per annum (calculated on the basis of a 360-day year and the actual day elapsed) equal to one-month LIBOR plus two and seven- eighths percentage points (2-7/8ths%).

          "Receivable File" means, with respect to any particular Receivable, (a) the note, retail installment sales contract or other evidence of the Obligor's indebtedness to repay such Receivable, (b) any and all documents evidencing the existence of any physical damage, credit life, credit loss, credit disability, single interest or risk default insurance policies relating to such Receivable or the related Financed Vehicle or Obligor, (c) the credit application relating to such Receivable, (d) the certificate of title covering the Financed Vehicle relating to such Receivable and any application therefor (or any other comparable document evidencing title to such Financed Vehicle issued in any jurisdiction which does not issue certificates of title), (e) the Dealer Agreement executed by the Dealer which originated and assigned such Receivable to Seller and any assignment executed by such Dealer conveying such Receivable to the Seller, and (g) any and all other documents, books or records that the Seller or the Servicer, as the case may be, shall maintain, in accordance with its customary procedures, relating to such Receivable or the related Obligor or Financed Vehicle.

           Receivables shall mean any and all of the notes, retail installment sale contracts or other evidences of indebtedness listed on the Schedules of Receivables and the indebtednesses of the Obligors evidenced thereby.

          ''Repurchase Amount" shall mean (i) for a repurchase of all outstanding Receivables, the Outstanding
Balance plus any accrued and unpaid interest thereon at the Purchaser Interest Rate and (ii) for a repurchase of less than all outstanding Receivables, the sum for each Receivable to be repurchased of (x) the product of such Receivable s Outstanding Balance at the time of such repurchase and its Advance Rate plus (y) any accrued and unpaid interest on such sum at the Purchaser Interest Rate.

           RDI Policy shall mean the risk default policy maintained with respect to the Insured Receivables in substantially the form supplied by the Seller to the Purchaser prior to the initial Purchase Date.

          "Schedules of Receivables" shall mean,
collectively, any and all lists of Receivables attached as
Schedule 1 to the Assignments, as such schedules may be amended, supplemented or restated from time to time pursuant to this Agreement.

          "Seller" shall mean Aegis Auto Finance, Inc., a
Delaware corporation, and its successors and assigns.

           Seller Bankruptcy shall mean the commencement by or against the Seller of any proceeding under any bankruptcy, receivership, insolvency or other similar laws for the relief of debts.

          "Servicer" shall mean American Lenders Facilities,
Inc., a California corporation, and its successors and assigns.

           Servicer Confirmation shall have the meaning given such term in Section 2.04(A) hereof.

          "Servicing Agreement" shall mean the Master
Servicing Agreement, dated as of April 6, 1996, by and among the Servicer, as servicer; and the Seller s affiliate Aegis
Consumer Finance, Inc., as the same may be amended, supplemented or replaced from time to time .

           Servicing Agreement Addendum shall have the meaning specified in Section 2.04(A) hereof.

           Servicing Fee shall mean the fee payable to the Servicer for services rendered during the related Payment
Period, determined in accordance with the Servicing
Agreement.

           Servicing Report shall have the meaning specified in Section 2.04 hereof.

           Shortfall Amount  shall mean, for any Payment
Period, an amount equal to the greater of (i) zero and (ii) the lesser of (a) the difference between (1) the Distribution Amount for such period and (2) the Available
Distribution Amount for such period and (b) the sum of (1) the Net Loss Paydowns for such period and (2) the Servicing
Fee for such period.

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

           Unboarded Receivable shall mean any Receivable purchased hereunder by the Purchaser for which the Purchaser has not yet received a Servicer Confirmation.

           Uninsured Receivable shall mean any Receivable which is not covered by the RDI Policy.

           Underwriting Criteria  shall mean the
underwriting criteria in place for the purchase and origination of Receivables customarily adhered to by the Seller as described on Exhibit F attached to this Agreement.

           Vehicle shall mean the new or used automobile, light truck, van or mini-van that is purchased by the Obligor to which a particular Receivable relates.

           VSI Policy shall mean the venders single interest physical damage insurance policy maintained with respect to the Receivables in substantially the form submitted by the Seller to the Purchaser prior to the initial Purchase Date.

          1.02 Additional Definitions. All other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the respective meanings provided by the UCC as in effect from time to time in the State of New Jersey to the extent the same are used or defined therein. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied. Any references herein to exhibits, sections, articles or schedules, unless otherwise specified, are references to exhibits, sections, articles or schedules of
this Agreement.  The words  hereof   herein  and  hereunder
and words of single inport when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa, and each masculine, feminine or neutral pronoun used herein shall also include the other gender or genders.

ARTICLE II

PURCHASE, SALE  AND SERVICING OF RECEIVABLES

          2.01 (A) Purchase and Sale of Receivables. No later than 11:00 p.m. (Eastern Time) on any proposed Purchase Date, Seller shall provide Purchaser with a listing of the Receivables which the Seller proposes to sell to Purchaser hereunder on such day together with such other information regarding such Receivables as the Purchaser may reasonably request to enable the Purchaser to complete its own independent evaluation of the credit quality of such Receivables. In the event that Purchaser purchases any or all of such Receivables on such Purchase Date, Purchaser shall notify Seller of such election by written notice given to Seller by no later than 4:00 p.m. (Eastern Time) on such Purchase Date, and on such Purchase Date, subject to the terms and conditions of this Agreement, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, all of the Seller s rights, titles and interests in, to and under all of the following Purchased Property relating to such Receivables:

               (i)  such Receivables, and all monies due on
such Receivables on and after the Cut-Off Date for such Receivables, excepting for monies due the Seller relating to interest accrued prior to the Cut-Off Date;

               (ii) the security interests of the Seller in the related Financed Vehicles granted by the Obligors pursuant to such Receivables;

               (iii)     the interests of the Seller in any
proceeds from claims on any physical damage, credit life, credit loss, credit disability, single interest or risk default insurance policies relating to such Financed
Vehicles, such Obligors or such Receivables;

               (iv) the Receivable Files relating to such Receivables;

               (v) the interests of the Seller with respect to such Receivables under the Servicing Agreement; and

               (vi) all proceeds of any and all of the
foregoing.

          (B) Cash Purchase Price. In consideration for the transfer on each Purchase Date of Receivables and the other Purchased Property transferred hereunder on such date, the Purchaser shall, no later than 4:00 p.m. (Eastern Time) on such Purchase Date, pay to the Seller in immediately available funds the aggregate Cash Purchase Price for such Receivables. If the listing of Receivables described in
Section 2.01(A) is received after 11:00 a.m. (Eastern Time), the Purchaser will endeavor to notify the Seller of the Receivables to be purchased and to pay the Seller in immediately available funds for such Receivables on such day, but may provide such notification and payment on the next Business Day. The Cash Purchase Price for any Receivable transferred hereunder on any Purchase Date shall be equal to the sum (i) the product of such Receivable s outstanding principal balance as of its Cut-Off Date and its Advance Rate and (ii) accrued interest thereon at the Purchaser Interest Rate from and including the Cut-Off Date to such Purchase Date. For any Receivable that was an Unboarded Receivable on the date on which its Cash Purchase Price was first paid, upon receipt by the Purchaser of a Servicer Confirmation covering such Receivable in accordance with Section 2.04(A) hereof (and provided that Purchaser has not already requested that Seller repurchase such Receivable pursuant to Sections 2.04(A) and 7.02 hereof), the Cash Purchase Price for such Receivable shall be increased by the difference between (i) the product of the outstanding principal balance of such Receivable as of its Cut-Off Date and such Receivable s Advance Rate, which Advance Rate shall be determined after giving effect to the receipt of such Servicer Confirmation, and (ii) the principal portion of the Cash Purchase Price paid for the Receivable on its original Purchase Date. The amount of such increase shall be paid by the Purchaser to the Seller in immediately available funds no later than 4:00 p.m. (Eastern Time) on the date such Servicer Confirmation is received (or the following Business Day (x) if such day is not a Business Day or (y) such Servicer Confirmation is received after 4:00 p.m., Eastern
Time, on a Business Day).   If on or before ninety (90) days
after the Purchase Date for any Uninsured Receivable Seller provides written evidence satisfactory to the Purchaser that
(x) such Receivable has become an Insured Receivable and (y) Purchaser has been named as the loss payee under the RDI Policy with respect to such Receivable and the related Financed Vehicles, Purchaser shall pay to Seller on receipt of such evidence, and in immediately available funds, an amount equal to five percent (5%) of such Receivable s aggregate outstanding principal balance as of the immediately preceding Determination Date, which additional amount shall be added to (and shall form a part of) the Cash Purchase Price for such Receivable.

          (C) Additional Purchase Price. As additional consideration for the transfer of the Receivables and the other Purchased Property hereunder, the Seller shall receive, on each Payment Date and solely from collections on the Receivables, a payment (all such payments being herein called the Additional Purchase Price ) equal to the amount (if any) by which (i) the Available Distribution Amount for the related Payment Period exceeds (ii) the Distribution Amount for such period. The Purchaser shall have no liability for the payment of the Additional Purchase Price beyond its interest in such Available Distribution Amount.

          2.02 Purchaser Election to Purchase. Purchaser may elect to purchase any or all of the Receivables offered by Seller on any Purchase Date, and Purchaser shall be under no obligation to purchase any Receivable unless it is acceptable in all respects to Purchaser, but Purchaser shall not unreasonably withhold its acceptance of any Receivable as to which all of Seller s representations and warranties in Section 3.02(B) hereof are true and correct as of the Purchase Date thereof; provided, however, that under no circumstance shall Purchaser be under any obligation hereunder to purchase Receivables having an aggregate cumulative Cash Purchase Price in excess of $15,000,000.

          2.03 No Assumption of Obligations.
Notwithstanding anything herein or in any of the other Purchased Documents to the contrary, the transfer of the Purchased Property hereunder from the Seller to the Purchaser shall not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the Seller to the Obligors, the Dealers, any insurers or any other Person in connection with the Receivables, the Receivable Files, the Servicer Files (as defined in the Servicing Agreement), the Servicing Agreement, any insurance policies or any agreement or instrument relating to any of the foregoing.

          2.04 Servicing of the Receivables.
          (A) The Purchaser and the Seller agree that the Receivables will continue to be serviced by the Servicer, in accordance with those portions of the Servicing Agreement (a true, correct and complete copy of which is attached hereto and marked as Exhibit B) applicable to the Receivables. The Purchaser and the Seller acknowledge and agree that the Servicer will act as custodian and bailee for the Purchaser of the Receivables and the Receivable Files in accordance with the provisions of the Servicing Agreement relating thereto. All fees, expenses or other sums owing to the Servicer under the Servicing Agreement for servicing the Receivables and acting as custodian and bailee for Purchaser of the Receivables and the Receivable Files shall be paid from Interest Collections and Principal Collections in accordance with the Servicing Agreement, and the Seller shall be entitled to receive all interest earned on any collections while on deposit in any Lock-Box Account, the Depository Account or other related bank account under the Servicing Agreement. On or prior to the initial Purchase Date, the Purchaser, the Seller, the Servicer and Aegis Consumer Finance, Inc. shall enter into a written addendum to the Servicing Agreement in the form of Exhibit C-1 attached hereto (the "Servicing Agreement Addendum") pursuant to which the Servicer shall agree to act as custodian and bailee for the Purchaser of the Receivables and the Receivables Files relating thereto in accordance with the provisions of the Servicing Agreement. Within fifteen (15) days after each Purchase Date, the Seller shall cause the Servicer to deliver to Purchaser (with a copy to Seller) a Servicer Confirmation letter (a Servicer Confirmation ), in the form of Exhibit C-2 attached hereto, with respect to all of the Receivables transferred hereunder on such Purchase Date. In the event the Purchaser does not receive a Servicer Confirmation by the aforesaid deadline with respect to any or all of the Receivables transferred hereunder on a particular Purchase Date, the Seller shall repurchase such Receivables from the Purchaser pursuant to
Section 7.02 hereof if and to the extent requested by the Purchaser.
          (B) The Purchaser shall establish and maintain the Depository Account for the Receivables with the Purchaser for the benefit of the Purchaser, the Seller and the Servicer. All monies constituting Principal Collections and Interest Collections shall be deposited by the Servicer into the Depository Account. All monies transferred by the Seller constituting the Shortfall Amount as provided in
Section 2.04(E) hereto shall also be deposited into the Depository Account. No other funds shall be allowed to be deposited into the Depository Account. The collected funds on deposit in the Depository Account on any day shall earn interest at the current rate then being paid by the Purchaser on deposit accounts of that type. The Purchaser waives all rights of set-off with respect to the Depository Account (except its right to charge such account for amounts due to it under this Agreement and the Servicing Agreement Addendum). On each Payment Date, the Purchaser shall withdraw from the Depository Account monies, to the extent available therein, equal to, first, the Servicing Fee for the related Payment Period and shall transfer such amount to the Servicer and, second, the Distribution Amount for the related Payment Period and shall transfer such amount to the Purchaser. The remaining balance, if any, which constitutes the Additional Purchase Price for the related Payment Period, shall be transferred by the Purchaser to the Seller. In making the aforesaid withdrawals and transfers, the Purchaser shall rely on the computations of the aforesaid amounts made by the Administrative Agent and disclosed in the Administrative Reports.

          (C) If after the Purchase Date for any Receivable the Seller receives any payment on any of such Receivable, the Seller shall hold such payment in trust for the Purchaser, the Seller shall not commingle such payment with its other funds or assets, and the Seller shall cause such payment to be deposited to the Lock-box Account within one
(1) Business Day after the Seller's receipt thereof.

          (D)  The Seller retains the right to receive
ongoing electronic transmissions from the Servicer relating to all servicing activities regarding the Receivables. The Seller shall cause the Servicer to provide each of the Purchaser and the Seller with a copy of a monthly Servicing Report for the Receivables (the Servicing Report ), which report will be substantially consistent with the sample Servicing Report appearing as Exhibit D of this document. The Seller shall also cause the Administrative Agent to provide each of the Purchaser, the Seller and the Servicer with a copy of a monthly Administrative Report for the Receivables (the Administrative Report ), which report will be substantially consistent with the sample Administrative Report appearing as Exhibit G to this Agreement.

          (E) If a Shortfall Amount greater than zero for any Payment Period is shown on the Administrative Report prepared in accordance with Section 2.04(D) hereto, the Seller shall transfer funds equal to the amount of such Shortfall Amount to the Servicer, or at the Servicer s direction, to the Depository Account, no later than one
Business Day before the Payment Date relating to which such Administrative Report was prepared.

          (F)  The computations contemplated by Section
2.01(C), 2.04(B), or 7.01 hereof shall be completed by the Administrative Agent and disclosed in the Administrative
Reports.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

                                        3.01 Warranties of
the Purchaser. The Purchaser hereby represents and warrants to the Seller as of the date hereof and as of each Purchase Date the following (but such representations and warranties shall survive Purchaser s purchase of the Receivables hereunder):

          (A)  Organization.  The Purchaser is duly
organized and validly existing as a national banking association in good standing under the laws of the United States, and has all necessary and proper governmental and private authorizations to own and operate its property and conduct the business in which it is now engaged. The Purchaser is duly qualified to do business and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or obtain such licenses and approvals would have a material and adverse effect on the ability of the Purchaser to perform its obligations hereunder.

          (B) Due Authorization. The execution, delivery and performance by the Purchaser of this Agreement and the other Purchase Documents executed by it have been duly authorized by all necessary corporate action on its part, and each of the Purchase Documents executed by it is the legal valid, and binding obligations of Purchaser, enforceable against Purchaser in accordance to its terms.

          (C)  Consents.  Purchaser has obtained all
necessary governmental and private authorizations, and made all governmental filings required under applicable law, for the execution, delivery and performance by Purchaser of this Agreement and the other Purchase Documents executed by it. Purchaser has obtained or has caused to be waived all consents which are required to be obtained in connection with the Purchaser s execution, delivery or performance of this Agreement and the other Purchase Documents executed by it under any instruments to which Purchaser is a party or by which it or any of its property is bound.

          (D)  No Violation.  The consummation of the
transactions contemplated by this Agreement and the other
Purchase Documents and the fulfillment of the terms thereof do not:

               (i)  conflict with, or result in the breach
of any of the terms or provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of association or by-laws of the Purchaser, or any indenture, agreement or other instrument (other than this Agreement) applicable to the Purchaser or its property; or

               (ii) violate any law or, to the best of the Purchaser s knowledge, any order, rule or regulation applicable to the Purchaser or its properties, of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Purchaser or its properties.

          (E)  No Litigation.  No litigation or
administrative proceeding of or before any arbitrator, court, tribunal or governmental body is presently pending, or to the knowledge of the Purchaser threatened, against the Purchaser or its properties or with respect to this Agreement or any of the other Purchase Documents, which, if adversely determined, could reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement, or which asserts the invalidity of this Agreement or any of the other Purchase Documents or seeks to prevent the consummation of any of the transactions contemplated by this Agreement or seeks any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the other Purchase Documents.

          3.02 Representations and Warranties of the Seller.

          (A) General Representations and Warranties. The Seller hereby represents and warrants to the Purchaser as of the date hereof and as of each Purchase Date the following (but such representations and warranties shall survive the Purchaser s purchase of the Receivables hereunder):

               (i)  Organization.  The Seller is duly
organized and validly existing as a corporation in good standing under the laws of the State of Delaware, and has all necessary and proper governmental and private authorizations to own and operate its property and conduct the business in which it is now engaged. The Seller is duly qualified to do business and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or obtain such licenses and approvals could have a material adverse effect on the ability of the Seller to perform its obligations hereunder.

               (ii) Due Authorization.  The execution,
delivery and performance by the Seller of this Agreement and the other Purchase Documents executed by it have been duly authorized by all necessary corporate action on its part, and each of the Purchase Documents executed by it is the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

               (iii)     Consents.  Seller has obtained all
necessary governmental and private authorizations, and made all governmental filings required under applicable law, for the execution, delivery and performance by Seller of this Agreement and each of the other Purchase Documents executed by it. Seller has obtained or caused to be waived all consents which are required to be obtained in connection with Seller s execution, delivery or performance of this Agreement and the other Purchase Documents executed by it under any instruments to which the Seller is a party or by which it or any of its property is bound.

               (iv) No Violation. The consummation of the transactions contemplated by this Agreement and the other
Purchase Documents and the fulfillment of the terms thereof do not:

                    (a)  conflict with, result in the breach
of any of the terms or provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Seller, or any indenture, agreement or other instrument (other than this Agreement) applicable to Seller or its properties; or

                    (b)  violate any law or, to the best of
the Seller s knowledge, any order, rule or regulation applicable to the Seller or its properties, of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

               (v)  No Proceedings.  To the Seller's best
knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties, asserting the invalidity of this Agreement or any of the other Purchase Documents or seeking to prevent the consummation of any of the transactions contemplated by this Agreement or seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the other Purchase Documents.

               (vi) No Litigation. Except as disclosed in the most recent 10K and 10Q reports for Aegis Consumer Holdings, Inc. filed with the Securities and Exchange Commission prior to the date of this Agreement, no litigation or administrative proceeding of or before any arbitrator, court, tribunal or governmental body is presently pending, or to the knowledge of the Seller threatened, against the Seller or its properties or with respect to this Agreement or the other Purchase Documents, which, if adversely determined, could reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement.

               (vii)     Use of Proceeds.  None of the
proceeds of the Cash Purchase Price for any Receivables or any Additional Purchase Price will be paid by or on behalf of the Seller to III Finance, Ltd., a Cayman Islands company.

          (B) Receivable Representations and Warranties. Seller makes the following representations and warranties with respect to the Receivables transferred hereunder on each Purchase Date on which the Purchaser will rely in purchasing such Receivables (such representations and warranties speak as of the execution and delivery of this Agreement and as of such Purchase Date, but shall survive the sale, transfer and assignment of such Receivables to the Purchaser hereunder):

               (i)  Characteristics of Receivables.  Each
Receivable purchased by the Purchaser hereunder on such Purchase Date:

                    (a)  has been originated in the United
States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business which has been delivered to and accepted by the Obligor on such Receivable, has been fully and properly signed by the parties thereto, has been purchased by the Seller from such Dealer under an existing Dealer Agreement with the Seller and properly assigned to the Seller;

                    (b)  has created or creates a valid,
subsisting, and enforceable first priority security interest in favor of the Seller in the Financed Vehicle (except as limited by any applicable bankruptcy, insolvency or other similar laws affecting creditors rights generally), which security interest shall be assigned by the Seller to the Purchaser as of such Purchase Date and which vehicle is titled or registered in one of the states of the United States or the District of Columbia;

                    (c)  contains customary and enforceable
provisions (except as limited by any applicable bankruptcy, insolvency or other similar laws affecting creditors rights generally) such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral therefor of the benefits of the security; and

                    (d)  is a simple interest installment
contract payable in U.S. Dollars that (i) has a term not to exceed 61 months at origination, (ii) provides for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the amount financed by maturity, (iii) yields interest at an annual percentage rate of not less than 12%, and (iv) is not 30 days or more past due as of the Cut-Off Date.

               (ii) Schedule of Receivables.  The
information set forth in the Schedule of Receivables attached to be Assignment executed and delivered by the Seller on such Purchase Date is true, correct and complete in all material respects as of the opening of business on the Cut-Off Date.

               (iii)     Underwriting.  Such Receivables
were originated in accordance with the Underwriting Criteria, and no selection procedures believed to be adverse to the Purchaser have been utilized in selecting such Receivables. All information regarding such Receivables made available to the Purchaser by or on behalf of the Seller and its affiliates is true, correct and complete in all material aspects.

               (iv) Form of Receivables.  Each of such
Receivables is substantially in the form described on Exhibit E attached hereto.

               (v)  Compliance with Law.  Each such
Receivable and the sale of the Financed Vehicle financed thereunder complied at the time it was originated or made, and at the execution of this Agreement and as of such Purchase Date does comply, in all material respects with all requirements of applicable federal, state and local laws, rules and regulations, including, without limitation, usury laws, the Fair Credit Reporting Act, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, and any other consumer credit, equal credit opportunity, or disclosure laws, rules and regulations.

               (vi) Binding Obligation.  Each such
Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws affecting creditors rights generally.

               (vii)     No Government or Foreign Obligor.
No such Receivable is due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State. To the best of Seller s knowledge, no such Receivable is due from an Obligor whose primary residence as of such Purchase Date is located outside of the United States of America.

               (viii)    Security Interest in Financed
Vehicle. Immediately prior to the sale, assignment and transfer thereof hereunder, each such Receivable was secured by a validly perfected first security interest in the Financed Vehicle in favor of the Seller as secured party.

               (ix) Receivables in Force.  No such
Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle relating to any such Receivable been released from the security interest in favor of the Seller granted by the related Receivable in whole or in part.

               (x) No Waiver. No material provision of any such Receivable has been waived by the Dealer or the Seller.

               (xi) No Amendments. No such Receivable has been amended such that the number of the Obligor's scheduled Payments have been increased or the due date of any such payments have been extended except to the extent permitted under the Servicing Agreement.

               (xii)     No Defenses.  No right of
rescission, set-off, counterclaim or defense has been asserted or threatened by any Obligor or Dealer with respect to any such Receivable and, to the Seller's knowledge, no such rights will exist as of such Purchase Date.

               (xiii)    No Liens.  To the best of Seller's
knowledge, no liens or claims have been filed for work, labor or materials relating to a Financed Vehicle under any such Receivable that would be liens prior to, or equal or co-equal with, the security interest in the Financed Vehicle granted by the Obligor in favor of the Seller pursuant to the related Receivable.

               (xiv)     No Default.  For such Receivable,
except for payment defaults continuing for a period of not more than thirty (30) days as of such Receivable s Cut-Off Date, no default, breach, violation or event permitting acceleration under the terms of any such Receivable has occurred to the best of Seller s knowledge; and no continuing condition that with notice or lapse of time (or both) would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen to the best of Seller s knowledge.

               (xv) Insurance. The Seller, in accordance with its customary procedures, has required that each Obligor obtain, and has determined that each Obligor has obtained, physical damage insurance covering the Financed
Vehicle (and in an amount not less than the outstanding principal balance of the related Receivable) prior to the Seller's purchase of such Receivable.

               (xvi)     Title.   No such Receivable has
been sold, transferred, assigned or pledged by the Seller to any Person other than the Purchaser; immediately prior to the transfer and assignment herein contemplated, the Seller has good and marketable title to each such Receivable free and clear of all liens, encumbrances, security interest and rights of others and, immediately upon the transfer thereof, the Purchaser will have good and marketable title to each such Receivable, free and clear of all liens, encumbrances, security interests and rights of others (other Seller s repurchase right hereunder); and the security interest in the related Financed Vehicle and related underlying collateral has been validly perfected and assigned to Purchaser under the UCC and other applicable law.

               (xvii)    Lawful Assignment.  No such
Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable by the Seller to the Purchaser hereunder would be unlawful, void or voidable.

               (xviii)   All Filings Made.  All filings
(including, without limitation, UCC filings) necessary in any jurisdiction to give the Purchaser a first perfected ownership interest in such Receivables and to assign to Purchaser a first priority security interest in the related
Financed Vehicles have been made.

               (xix)     One Original.  There is only one
executed original counterpart of each such Receivable which is and will remain in the possession of the Servicer as custodian and bailee for the Purchaser.

               (xx) Insured Receivables.  Each such
Receivable which is represented by the Seller to be an Insured Receivable is covered by the RDI Policy.

               (xxi)     Servicing Agreement.  Each such
Receivable is covered by, and is being serviced by the Servicer pursuant to, the Servicing Agreement as supplemented by the Servicing Agreement Addendum dated as of such Purchase Date.

               (xxii)    Bankruptcy Proceeding.  No such
Receivable as of its Cut-Off Date was or should have been noted in the Seller's records as a dischargeable debt under a bankruptcy proceeding.

               (xxiii)   Chattel Paper.  Each such
Receivable constitutes "chattel paper" as defined in the UCC.

               (xxiv)    Down Payments.  To the best of
Seller s knowledge, the down payment described in the Receivables File for each such Receivable was paid to the related Dealer in the manner stated therein and was not financed as part of such Receivable.

               (xxv) No Adverse Information. The Seller has no knowledge of any fact which should have led it to expect at the time of its acquisition of each such Receivable that such Receivable will not be paid in full when due because of fraud or misrepresentation on the part of the Obligor or the Dealer related thereto and the Seller has no knowledge of any fact which should have led Seller to expect on such Purchase Date that such Receivable would not be paid in full when due because of such fraud or misrepresentation.

ARTICLE IV

CONDITIONS TO PURCHASES

          4.01 Conditions to Obligations of the Purchaser.
The obligation of the Purchaser to purchase Receivables hereunder on any Purchase Date is subject to the satisfaction of the following conditions as of such Purchase
Date:

               (A)  Representations and Warranties True.
The representations and warranties of the Seller hereunder shall be true and correct on such Purchase Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Purchase Date.

                (B)  Files Marked and Assignment Delivered.
The Seller shall, at its own expense, on or prior to such Purchase Date, indicate in its files that Receivables transferred on such Purchase Date have been sold to the Purchaser pursuant to this Agreement and the Seller shall deliver to the Purchaser the Assignment covering such Receivables duly executed on behalf of Seller and to which shall be attached the Schedule of Receivables for such Receivables certified by the President, the Vice President, Secretary or the Treasurer of the Seller to be true, correct and complete (such Assignment and Schedule of Receivables may be sent by telecopy to the Purchaser so long as executed original counterparts thereof are promptly sent by the Seller to the Purchaser).

          (C)  Other Transactions.  On or prior to the
initial Purchase Date, the Purchaser, the Seller, the Seller s affiliate Aegis Consumer Finance, Inc. and the Servicer shall have entered into the Servicing Agreement Addendum.

          (D) Documents to be Delivered by Seller on the Initial Purchase Date. On or before the initial Purchase
Date, the Seller shall provide the Purchaser with the following:

                    (i)  Evidence of UCC Filing.  Prior to
the initial Purchase Date, the Seller shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, executed by the Seller, as seller or debtor, and naming the Purchaser, as purchaser or secured party, identifying the Receivables and the other Purchased Property as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such property to the Purchaser hereunder. The Seller shall deliver a file-stamped copy, or other evidence satisfactory to the Purchaser of such filing, to the Purchaser on or prior to the initial Purchase Date.

                    (ii) Evidence of RDI and VSI Policies.
On or prior to the initial Purchase Date, the Seller shall deliver to the Purchaser written evidence that (x) the Insured Receivables and the related Financed Vehicles will be covered by the RDI Policy and that all Receivables and all Financed Vehicles will be covered by the VSI Policy and
(y) such polices are in full force and effect as of such date(and promptly after each Purchase Date, Seller shall cause endorsements to be issued with respect to such policies naming the Purchaser as the loss payee under such policies with respect to the Receivables purchased hereunder on such date and the related Financed Vehicles).

                    (iii)     Record Examination Reports.
Prior to the initial Purchase Date, the Purchaser shall have received satisfactory reports of examinations of the Uniform Commercial Code financing statement records and other public records of such jurisdictions as are deemed appropriate by the Purchaser and conducted under the Seller's current and past names (including any fictitious names), which reports must demonstrate that there are no financing statements or other liens of record against the Seller which cover any or all of the Receivables or the other Purchased Property.

                    (iv) Closing Documents.  The Seller
shall have executed and delivered such closing certificates and shall have provided such opinions of counsel as the Purchaser may reasonably request.

     (v)Other Documents. The Seller shall have provided such other documents as the Purchaser may reasonably request.

          4.02 Conditions to Obligation of the Seller. The obligation of the Seller to sell any Receivables to the Purchaser hereunder on any Purchase Date is subject to the satisfaction of the following conditions:

               (A)  Representations and Warranties True.
The representations and warranties of the Purchaser hereunder shall be true and correct on such Purchase Date with the same effect as if then made, and the Purchaser shall have performed all obligations to be performed by it hereunder on or prior to such Purchase Date.

               (B)  Payment of Cash Purchase Price.  At such
Purchase Date, the Purchaser will pay to the Seller the Cash
Purchase Price for the Receivables transferred hereunder on such date, as provided in Section 2.01(B).

ARTICLE V

COVENANTS OF THE SELLER

          The Seller agrees with the Purchaser as follows:

          5.01 Protection of Purchaser s Right, Title and
Interest.

               (A)  Filings.  The Seller shall cause all
financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Purchaser in and to the Receivables, and the other Purchased Property to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to the Receivables and the other Purchased Property. The Seller shall deliver to the Purchaser file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 5.01(A).

               (B)  Servicing Agreement.  Without the
Purchaser s express prior written consent, the Seller shall not permit the Servicing Agreement to be amended, modified, restated, canceled or terminated, the Seller shall not waive (or permit to be waived) any of its rights under any provision of the Servicing Agreement, the Seller shall not consent to any deviation from the terms thereof or otherwise grant any consents provided for therein, and the Seller shall not default in any of its obligations thereunder.

          5.02 Other Liens or Interests. Except for the conveyances hereunder and pursuant to the Servicing Agreement and except for liens for taxes not yet due and payable, the Seller will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser in, to and under the Receivables and the other Purchased Property against all claims of third parties claiming through or under the Seller; provided, however, that the Seller's obligations under this Section 5.02 shall be terminated upon satisfaction of all Receivables sold to the Purchaser hereunder or upon Seller s repurchase of all of the Receivables pursuant to Article VII.

          5.03 Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser's right, title and interest in and to the Receivables and the other Purchased Property.

          5.05 Control of Receivable Files.  The Receivable
Files are to be kept in the control of the Servicer in accordance with Servicing Agreement and shall not be removed from the Servicer s control without Purchaser's prior written consent.

ARTICLE VI

SELLER INDEMNIFICATION

          6.01 Seller Indemnification. The Seller shall indemnify the Purchaser for any loss, expense or liability incurred or suffered by the Purchaser as a result of the failure of a Receivable to be originated in compliance with all requirements of any applicable law, rule or regulation or for any breach of any of the Seller s representations, warranties or covenants contained herein. These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have to Purchaser hereunder or otherwise and shall survive the sale, transfer and assignment of the Receivables to Purchaser hereunder and also shall survive any termination of this Agreement.

ARTICLE VII

SELLER S REPURCHASE RIGHTS AND OBLIGATIONS

          7.01 Voluntary Repurchase. The Seller may, at its option and on not less than five (5) day s prior written notice to the Purchaser, repurchase all (or less if mutually agreeable to both parties) of the Receivables and the Purchased Property from the Purchaser at a price equal to the Repurchase Amount as of such date, which shall be payable in full by wire transfer of such amount to Purchaser in immediately available funds on the date of such repurchase.

          7.02 Mandatory Repurchase. (A) The Seller hereby covenants and agrees with the Purchaser for the benefit of the Purchaser that, upon the occurrence of a breach of any of the Seller s representations and warranties contained in
Section 3.02(B) hereof with respect to any Receivable, or upon the failure of the Purchaser to receive a Servicer Confirmation covering a Receivable by the deadline prescribed in Section 2.04(A) hereof, the Purchaser shall have the right, at its option and on not less than five (5) days prior written notice to the Seller, to require that the Seller repurchase such Receivable at a repurchase price equal to the Repurchase Amount as of such date, which shall be payable in full by wire transfer of such amount to Purchaser in immediately available funds on the date of such repurchase. Such repurchase obligation of the Seller shall constitute the sole remedy of the Purchaser against the Seller with respect to any such breach of representation, warranty or covenant.

          (B)  In addition, the Seller hereby further
covenants and agrees with the Purchaser for the benefit of the Purchaser that on the two hundred and tenth (210th) day after the initial Purchase Date the Seller shall repurchase all of the Receivables from the Purchaser at a repurchase price equal to the Repurchase Amount as of such date, which shall be payable in full by wire transfer of such amount to Purchaser in immediately available funds on the date of such repurchase.

          7.03 Purchaser s Assignment of Repurchased
Receivables. With respect to all Receivables repurchased by the Seller pursuant to this Article VII, the Purchaser shall at the time of such repurchase assign, without recourse, representation or warranty, to the Seller all of the Purchaser s rights, titles and interest in, to and under such Receivables and all of the Purchased Property relating thereto and Purchaser shall execute and deliver to Seller any and all termination statements and other evidences of the reassignment of the Receivables as Seller may reasonably request.

          7.04 Seller s Obligations Absolute. The Seller s repurchase obligations under Section 7.02 above shall be absolute, unconditional and irrevocable and shall not be released, discharged, modified or in any other way affected or impaired, nor shall the Seller have any rights, defenses, counterclaims or recourse against the Purchaser, by reason of (i) any invalidity, illegality, unenforcability, uncollectability, or other irregularlity regarding any Receivable or any of the other Purchased Property or (ii) any action or inaction on the part of the Purchaser, the Seller or the Servicer in connection with the origination, administration or enforcement of any of the Receivables or the other Purchased Property.


ARTICLE VIII

MISCELLANEOUS PROVISIONS

          8.01.     Amendment.  This Agreement may only be
amended by mutual agreement from time to time by a written amendment duly executed and delivered by the Seller and the Purchaser.

          8.02.     Waivers.  No failure or delay on the
part of the Purchaser in exercising any power, right or remedy under this Agreement or the Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

          8.03.     Notices.  All notices and other
communications provided for hereunder shall be in writing (including telecopy transmission) and mailed by registered mail, return receipt requested, telecopied or hand delivered to each party at its address or telecopy number indicated beneath its signature below or to such other address or telecopy number as shall be designated by such party by written notice to the other party. All such notices and communications shall be effective and deemed delivered only when received by the party to which it is sent; provided, however, that a telecopy transmission shall be deemed to have been received when transmitted so long as the transmitting machine has provided an electronic confirmation of such transmission.

          8.04 Costs and Expenses. Except as expressly provided in the immediately succeeding sentence of this section, each party hereto agrees to pay its own costs and expenses (including attorney s fees and expenses) in connection with the negotiation, structuring, documenting, closing and performance of this Agreement and the other
Purchase Documents. The Seller agrees to pay (a) the costs and expenses of the Purchaser covered by Section 5.03 hereof, (b) any indemnity claims for costs or expenses made by Purchaser pursuant to Section 6.01 hereof, and (c) all costs and expenses of the Purchaser (including reasonable attorney s fees and expenses) incurred in connection with the Purchaser s enforcement of this Agreement and the other
Purchased Documents against the Seller.

          8.04. Survival. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Agreement and the Assignment shall remain in full force and effect and will survive each Purchase Date under Section
2.02 hereof.

          8.05. Confidential Information. The Purchaser agrees that it will neither use nor disclose to any person the names and addresses of the Obligors, except in connection with the enforcement of the Purchaser s rights hereunder, under the Receivable, under the Servicing
Agreement or as required by law.

          8.06.     Headings and Cross-References.  The
various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

          8.07.     Governing Law.  This Agreement and the
Assignment shall be governed by and construed in accordance with the internal laws of the State of New Jersey.

          8.08.     Counterparts.  This Agreement may be
executed in two or more counterparts and by different parties on separate counterparts, each of which shall be original, but all of which together shall constitute one and the same instrument.

          8.09.     Intended Characterizations; Cautionary
Security Interest.

               (A)  It is the intention of the Seller and
the Purchaser that the transfer of the Receivables and the other Purchased Property to be made pursuant to the terms hereof shall constitute a purchase and sale by the Purchaser and the Seller, respectively, and not a loan transaction.
In the event, however, that a court of competent jurisdiction were to hold that such transfer constitutes a loan and not a purchase and sale transaction, it is the additional intention of the Seller and the Purchaser that the Seller shall be deemed to have granted to the Purchaser as of the Closing Date a first priority perfected security interest in the Receivables and the other Purchased Property and all proceeds thereof. Further, in the event of the characterization of any such transfer as a loan, the amount of interest paid or payable with respect to such loan under the terms of this Agreement shall be limited to maximum permitted under applicable law.

               (B)  Notwithstanding any provision of this
Agreement to the contrary, it is the additional intention of the parties hereto that they are not co-venturers, partners or members of a joint venture, partnership or any other similar entity or organization with respect to the transactions contemplated by this Agreement.

          8.10. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          8.11.     Severability.  In the event any
particular provision of this Agreement shall be held by a court of competent jurisdiction to be prohibited or unenforceable under applicable law, such prohibition or unenforceability shall not affect any other provision of this Agreement.

          8.12. Entire Agreement. This Agreement, the Assignment, the Servicing Agreement and the Servicing Agreement Addendum constitutes the sole and entire agreement between the Purchaser and the Seller with respect to the subject matter hereof and supersede and replace all prior discussions, negotiations, commitments, understandings or agreements between them with respect to such subject matter.

          IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date and year first above written.






SELLER:

AEGIS AUTO FINANCE, INC.


By:
Name:
Title:

Address: 525 Washington Boulevard
               Jersey City, New Jersey  07310
        Attn:  Joseph Battiato
        Telecopy No. (201) 418-7370











PURCHASER:

ENTERPRISE NATIONAL BANK OF
PALM BEACH


By:
Name:
Title:

Address: 11811 U.S. Highway One
        North Palm Beach, Florida  33408
        Attn:  Sylvia Ball
        Telecopy No. (407) 624-4400


EXHIBIT A

ASSIGNMENT

          FOR VALUE RECEIVED, in accordance with the Purchase Agreement dated as of December 9, 1996 (the Purchase Agreement ), by and between the Seller and Enterprise National Bank of Palm Beach (the Purchaser ), the undersigned does hereby sell, assign, transfer and otherwise convey to the Purchaser, without recourse (except to the extent expressly provided in the Purchase Agreement), all right, title and interest of the undersigned in, to and under (i) the Receivables identified on the Schedule of Receivables attached to this Assignment as Schedule 1 and all moneys due thereon on and after the Cut-Off Date for such Receivables, except for any monies due the Seller relating to interest accrued between each such Receivable s last paid to date and the Cut-Off-Date for such Receivable;
(ii) the security interests of the Seller in the Financed Vehicles granted by the Obligors pursuant to such Receivables; (iii) the interests of the Seller in any proceeds from claims on any physical damage, credit life, credit loss, credit disability, single interest or risk default insurance policies relating to such Financed Vehicles, such Obligors or such Receivables; (iv) the Receivable Files relating to such Receivables, (v) the interests of the Seller with respect to such Receivables under the Servicing Agreement, and (vi) all proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, Dealers, insurers, or any other Person in connection with such Receivables, such Receivable Files, the Servicer Files relating to such Receivables (as defined in the Servicing Agreement), any insurance policies or any other agreement or instrument relating to any of them. In order to effectuate the transactions contemplated by this Assignment, the Seller hereby appoints the Purchaser (which appointment is coupled with an interest and shall be irrevocable) to be the Seller s attorney-in-fact with full power and authority to execute or deliver any and all documents (including, without limitation, certificate of title applications) in the Seller s or the Purchaser s name as may be necessary in order to perfect, protect or enforce any of the Purchaser s right, titles or interests in, to and under any of such Receivables, such Financed Vehicles, any of the other Purchase Document relating to such Receivables, or any proceeds of any of the foregoing.

          This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement.

          Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

          IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of ________________, 19__.





SELLER:

AEGIS AUTO FINANCE, INC.

By:
Name:
Title:


SCHEDULE 1

SCHEDULE OF RECEIVABLES EXHIBIT B

COPY OF SERVICING AGREEMENT


          See attached copy of Master Servicing Agreement, dated as of April 6, 1996, among the Servicer and Aegis
Consumer Finance, Inc.
EXHIBIT C-1

FORM OF SERVICING AGREEMENT ADDENDUMEXHIBIT C-2

FORM OF SERVICER CONFIRMATIONEXHIBIT D

FORM OF SERVICING REPORTS



See attachedEXHIBIT E

FORM OF RECEIVABLES


          Each of the Receivables will be in substantially the form disclosed by Seller to Purchaser in Seller s
November 20, 1996 response to Purchaser s due diligence requests.EXHIBIT F

UNDERWRITING CRITERIA


See attached
 EXHIBIT G

FORM OF ADMINISTRATIVE REPORT


See attached.